UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 19, 2023

Enviva Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave.	Suite 1800
Bethesda,	MD	20814
(Address of principal executive offices)		(Zip code)

(301)	657-5560
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2023, John K. Keppler, Executive Chairman of the Board of Directors (the “Board”) of Enviva Inc. (the “Company”), resigned as Executive Chairman of the Board and as an executive officer of the Company, effective immediately, as he continues to focus on treatment and recovery from recent heart health challenges. Mr. Keppler will continue to serve as a non-management member of the Board. Ralph Alexander, the Lead Independent Director of the Board, will act as interim chairperson, effective September 19, 2023.

In connection with his termination of employment, Mr. Keppler will cease to receive compensation as Executive Chairman and will instead be compensated in accordance with the terms of the Company’s compensation policy for non-employee directors.
Item 9.01.    Financial Statements and Exhibits.
Exhibits.

EXHIBIT NUMBER	DESCRIPTION
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
ENVIVA INC.

Date: September 19, 2023    By:     /s/ Jason E. Paral
Name:    Jason E. Paral
Title:    Senior Vice President, General Counsel, and Secretary
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